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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2004
                               ---------------

                         HARTFORD LIFE INSURANCE COMPANY
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                     811-07829                06-0974148
----------------------------          -----------            -------------------
(State or other jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)

      Hartford Life Insurance Company
        200 Hopmeadow Street
        Simsbury, Connecticut                                     06089
        --------------------------------------------          ------------------
        (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (860) 547-5000

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Item 5. Other Events.

Hartford Life Insurance Company (the "Company") is filing this Current Report on Form 8-K to update certain historical segment information included in its Annual Report on Form 10-K for the year ended December 31, 2003, to give effect to the Company's new reportable operating segments, which were disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. The updated historical segment information is contained in Exhibits 99.1, 99.2 and 99.3 and filed as part of this report.

The updated segment disclosures do not change previously reported consolidated net income, consolidated total assets or liabilities, or consolidated cash flows from operating activities, investing activities or financing activities. Except for financial information and other disclosures relating to the Company's segments, the Company has not amended or otherwise updated any other information in its Annual Report on Form 10-K for the year ended December 31, 2003.

As disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, the Company changed its reportable operating segments from Investment Products, Individual Life and Corporate Owned Life Insurance ("COLI") to Retail Products Group ("Retail"), Institutional Solutions Group ("Institutional") and Individual Life. Retail offers individual variable and fixed annuities, retirement plan products and services to corporations under
Section 401(k) plans and other investment products. Institutional primarily offers retirement plan products and services to municipalities under Section 457 plans, other institutional investment products and private placement life insurance (formerly COLI). Individual Life sells a variety of life insurance products, including variable universal life, universal life, interest sensitive whole life and term life insurance. The Company also includes in an Other category net realized capital gains and losses other than periodic net coupon settlements on non-qualifying derivatives and net realized capital gains and losses related to guaranteed minimum withdrawal benefits; corporate items not directly allocable to any of its reportable operating segments, intersegment eliminations as well as certain group benefit products including group life and group disability insurance that is directly written by the Company and is substantially ceded to the Company's parent. Periodic net coupon settlements on non-qualifying derivatives and net realized capital gains and losses related to guaranteed minimum withdrawal benefits are reflected in each applicable segment in net realized capital gains and losses.

The Company began reporting financial information using these new segments in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

As required by SFAS No. 131, consolidated financial statements published by the Company in the future will reflect modifications to its reportable segments resulting from this organizational change, including reclassification of all comparable prior period segment information.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HARTFORD LIFE INSURANCE COMPANY

Date: May 27, 2004          By:         /s/ DAVID A. CARLSON
                            ------------------------------------------------
                                   Name:  David A. Carlson
                                   Title: Senior Vice President and Deputy Chief
                                          Financial Officer

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                                  EXHIBIT INDEX

99.1 Amended Business of Hartford Life Insurance Company, comprising Item 1 of Hartford Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2003.

99.2 Amended Management's Discussion and Analysis of Financial Condition and Results of Operations, comprising Item 7 of Hartford Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2003.

99.3 Amended Financial Statements and Supplementary Data, comprising Item 8 of Hartford Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2003.